ENROLLMENT
                                    FORM FOR
                                INSTITUTIONALLY
                                     OWNED
                                    TIAACREF
                                      GROUP
                                   RETIREMENT
                                     ANNUITY
                                  CERTIFICATES
                                      WITH
                                 DELAYED VESTING
FOR PLANS COVERED BY ERISA

Welcome to the TIAA-CREF
retirement system. If you have
any questions or would like
additional information, please
call our Enrollment Hotline
toll free at 1 800 842-2888.

------------------
 10/95 edition
------------------

[TIAA LOGO]

INSTRUCTIONS FOR FILLING OUT THE ENROLLMENT FORM
--------------------------------------------------------------------------------
1. > PERSONAL  INFORMATION

     In this enrollment form, YOU and YOUR refer to the EMPLOYEE. The EMPLOYER is the APPLICANT.

          Your retirement income starting date is when you plan to start receiving TLGACREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations.

--------------------------------------------------------------------------------

2. > YOUR PREMIUM  ALLOCATION

     You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other TIAA and CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.

          You can change your allocation of future premiums any time. If your allocation does not total 100%, if it violates any plan limitations, or if we receive your premiums before we receive your enrollment form, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.

--------------------------------------------------------------------------------

3. > YOUR  DESIGNATION OF BENEFICIARY

     If you die before annuity payments start, your designated beneficiary(ies) will receive the death benefit, if any, specified by your employer's retirement plan, payable from the certificates' accumulations. If no primary beneficiary lives longer than you, any death benefit payable will go to your contingent beneficiary(ies). For example, a married person with children might name the spouse as primary beneficiary and the children as contingent beneficiaries. Unless you tell us differently or unless state law provides otherwise, we consider your "children" as your offspring from all your marriages, and any persons you've adopted.

          If you die before annuity payments start, have not named a beneficiary, and leave no spouse, your estate receives any death benefit payable. If you leave a spouse, he or she will receive 50% of the value of any death benefit payable under each certificate; the remainder will be paid to your estate.

          If you have questions about naming your beneficiary(ies), please call us toll free at 1 800 8422776.

--------------------------------------------------------------------------------

     NOTICE OF SPOUSE'S RIGHT TO ANNUITY DEATH BENEFITS

     Your employer's retirement plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Under ERISA, your surviving spouse has a right to an annuity worth 50% of the death benefit, if any, under each certificate, unless your spouse consents to the designation of another primary beneficiary. To permit someone other than your spouse to receive more than 50% of the annuity death benefit, if any, your spouse must sign the consent in Section 5 of the enrollment form. A spouse's consent will not be valid with respect to any different spouse you may have in the future.
--------------------------------------------------------------------------------
4. > NOTE:
     Please read all information and sign where indicated.
--------------------------------------------------------------------------------

5. > WAIVER OF SPOUSE'S RIGHT TO A
     PRERETIREMENT  SURVIVOR DEATH BENEFIT

     If you are married and you have not named your spouse as your primary beneficiary for at least 50% of the annuity death benefit, if any, then by signing this enrollment form, you are waiving your spouse's right to a preretirement survivor death benefit and your spouse must agree to this waiver by signing the consent. Generally, you can make this waiver only if you're at least 35. If you're under 35, please contact your Benefits Offfice for more information.

          You can revoke the waiver any time before your annuity income begins by naming your spouse as your primary beneficiary.

     CONSENT BY SPOUSE

     By signing this consent, your spouse is giving up all rights to receive the preretirement survivor benefit, if any. Your spouse cannot revoke consent once it has been given. Any survivor benefit payable before annuity income payments begin will be paid to the beneficiary(ies) you named. (Your spouse's signature must be witnessed by your employer's plan representative or a notary public.)


Please detach here and keep instructions for your reference.^

ENROLLMENT FORM FOR INSTITUTIONALLY OWNED TIAA AND CREF
GROUP RETIREMENT ANNUITY CERTIFICATES  WITH DELAYED  VESTING
PLEASE TYPE OR PRINT IN INK AND PROVIDE ALL INFORMATION REQUESTED.          GV

1. >    PERSONAL INFORMATION

        Last Name     First         Middle  | [ ]Mr. [ ]Mrs.  [ ]Ms.   [ ] Other
        ------------------------------------------------------------------------

        Mailing Address Street  City            State   Zip Code
        ------------------------------------------------------------------------

        Daytime Telephone Number | Sex [ ]M  [ ]F
        Date of Birth | ( ) |   Mo.     Day       Yr.
        Social Security Number   | Spouse's Name

        ------------------------------------------------------------------------

        Employing Institution   | Campus/Branch | Job Title/Position

        ------------------------------------------------------------------------

YOUR RETIREMENT INCOME STARTING DATE  The first day of (Month)    (Year)       ,
or at the age of

2. >    YOUR PREMIUM ALLOCATION

        TIAA         TIAA            CREF    CREF         CREF            CREF             CREF             CREF      CREF
        Traditional  Real Estate     Stock   Money Market Social Choice   Bond Market      Global Equities Growth    Equity lndex
        Annuity      Account Account Account Account      Account         Account Account  Account
                 %                 %                    %                 %               %               %       %        % = 100%
------------------------------------------------------------------------------------------------------------------------------------

3. >    YOUR DESIGNATION OF BENEFICIARY

Name(s) of Primary Beneficiary(ies)     Relationship to You      Date of Birth   Social Security Number
------------------------------------------------------------------------------------------------------------------------------------

Name(s) of Contingent Beneficiary(ies)  Relationship to You      Date of Birth   Social Security Number

4. > Subject to the terms of your employer's retirement plan, your employer exercises all rights under your annuity certificates until you become vested under the plan. Afterward, you exercise these rights yourself.

     You cannot assign or take loans from these certificates. Distributions before age 59 1/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties. Your TIAA certificate allows transfers to CREF from your Traditional Annuity accumulation over a ten year period and from your Real Estate Account accumulation in a single sum. Cash withdrawals from your Traditional Annuity accumulation are allowed, if permitted by your employer's retirement plan and subject to a surrender charge, only within 120 days after termination of employment. Your CREF certificate may limit, in accordance with the terms of your employer's retirement plan, cash withdrawals, transfers among the CREF accounts and transfers to alternate funding vehicles.

     CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts.

     Under ERISA, each certificate gives your spouse the right to an annuity worth 50% of any death benefit specified by your employer's retirement plan. Your spouse must consent below to any beneficiary designation that doesn't meet this requirement. I have read and understood all provisions of this enrollment form.

     I HAVE RECEIVED A CURRENT CREF PROSPECTUS AND A CURRENT REAL ESTATE ACCOUNT PROSPECTUS.

Signed (Employee)                                            Date
--------------------------------------------------------------------------------

Signed (Applicant)                                           Date
--------------------------------------------------------------------------------
          (Employer's Authorized Official or Plan Representative)
--------------------------------------------------------------------------------

5. > CONSENT TO WAIVER OF SPOUSE'S RIGHT TO A PRERETIREMENT SURVIVOR
     DEATH BENEFIT
     If you have waived your spouse's right to a preretirement survivor death benefit under ERISA by naming other primary beneficiaries for more than 50% of any death benefit, your spouse must consent to the waiver.

     CONSENT BY SPOUSE (MUST BE WITNESSED)

     With this consent I am voluntarily and irrevocably giving up my right to a qualified preretirement survivor death benefit under ERISA. I recognize that any preretirement death benefit payable under these certificates will be paid to the beneficiaries as specified above.

Signed (Spouse)               Soc. Sec. No.                           Date
--------------------------------------------------------------------------------

Notary or Plan Representative Date                                    Date
--------------------------------------------------------------------------------

If you would like to receive CREF's Statement of Additional information, which supplements the CREF prospectus, check here.

--------------------------------------------------------------------------------
| DO NOT FILL IN THESE BLANKS                 Region                  Code
| F4933.3E (10/95)

--------------------------------------------------------------------------------
OHIO AND KENTUCKY RESIDENTS, PLEASE NOTE:
Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer or other person, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.


               Teachers               College          730 Third Avenue
[TIAA LOGO]    Insurance and          Retirement       New York, NY 10017-3206
               Annuity                Equities         1 800 842-2733
               Association            Fund             212 490-9000



(c) 1995 Teachers Insurance and Annuity Association [ ] College Retirement Equities Fund

[Recycle Logo]  Printed on Recycled Paper



Standard GDV (ERISA) 10/95